SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  November 5, 2001

(Date of earliest event reported)

UAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Algonquin Road, Elk Grove Township, Illinois	60007
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (847) 700-4000

Not Applicable

(Former name or former address, if changed since last report)

ITEM 9.             REGULATION FD DISCLOSURE.

John W. Creighton, Jr., Chairman and Chief Executive Officer of UAL Corporation will be speaking November 6, 2001 at the Salomon Smith Barney's Sixteenth Annual Transportation Conference.  Mr. Creighton is scheduled to speak at 3:40 p.m. Eastern Time.  His remarks will be webcast simultaneously at http://www.veracast.com/clientaccess/ssb/transportation-2001/16210137.cfm

The on-line replay will be available on the same site through November 20, 2001.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By:	/s/ Frederic F. Brace
Name:	Frederic F. Brace
Title:	Senior Vice President and
Chief Financial Officer

Dated:  November 5, 2001